Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 (Nos. 333-231370, No. 333-219380, No. 333-205084, No. 333-192185) of our reports dated February 26, 2020, relating to the consolidated financial statements of Office Depot, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2019.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida

June 30, 2020